UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2017

PENN NATIONAL GAMING, INC.

Commission file number 0-24206

Incorporated Pursuant to the Laws of the Commonwealth of Pennsylvania

IRS Employer Identification No. 23-2234473

825 Berkshire Blvd., Suite 200

Wyomissing, PA 19610

(610) 373-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 12, 2017, Penn National Gaming, Inc. (the “Company”) issued a press release announcing that it intends to offer, in a private offering, $400 million aggregate principal amount of senior notes, subject to market and other conditions.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

On January 12, 2017, the Company issued a press release announcing that it has priced its previously announced private offering of senior notes.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by this reference.

The information contained in this report shall not constitute an offer to sell, or a solicitation of an offer to buy, and shall not constitute an offer, solicitation or sale of any notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1     Press Release dated January 12, 2017 of Penn National Gaming, Inc.

Exhibit 99.2     Press Release dated January 12, 2017 of Penn National Gaming, Inc.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 12, 2017	PENN NATIONAL GAMING, INC.

	By:	/s/ Carl Sottosanti
	Name:	Carl Sottosanti
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 12, 2017 of Penn National Gaming, Inc.

99.2	Press Release dated January 12, 2017 of Penn National Gaming, Inc.